INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Pilgrim Global Technology Fund:

We consent to the use of our report on Pilgrim Global Technology Fund (formerly known as Lexington Global Technology Fund) incorporated herein by reference and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG, LLP

Los Angeles, California
August 10, 2000